UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2013

ANTHERA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34637	20-1852016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 19, 2013, Anthera Pharmaceuticals, Inc. (“Anthera” or the “Company”) received a Staff Determination Letter (the “Notice”) on from the Nasdaq Stock Market LLC (“Nasdaq”).

As previously disclosed, on December 20, 2012, the Nasdaq notified the Company that the bid price of the Company’s listed common stock was not in compliance with the continued listing requirements due to the bid price closing at less than $1 per share over the previous 30 consecutive business days. Nasdaq has determined to remove the Company’s common stock from listing and registration on the Nasdaq Stock Market, at the opening of business on June 28th, 2013.

The Company plans to appeal the Nasdaq Staff’s determination to a Hearings Panel (the “Panel”).  A hearing request will delay the suspension of the Company’s common stock pending the Panel’s decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anthera Pharmaceuticals, Inc.

Date: June 24, 2013	By:	/s/May Liu
May Liu
Senior Vice President, Finance and Administration